UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 28, 2024 (March 26, 2024) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this Current Report regarding the Loan and regarding the Financing Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 1.03 Bankruptcy or Receivership.

Sonic Foundry previously announced on March 21, 2024, that it gave an Assignment for the Benefit of Creditors to an intended Receiver and the intended Receiver petitioned the Dane County Circuit Court in Wisconsin (the “Court”), to appoint himself as receiver (the “Receiver”) of all assets of Sonic Foundry, Inc. (the “Company”). On March 26, 2024 the Court issued an order approving Seth E. Dizard as the Receiver. The Receiver will have broad powers and authority to take possession of, and protect and preserve, all of the assets of the Company, and administer the estate in accordance with Wis. Stats. Ch. 128. Accordingly, the Receiver will be empowered to sell all of the assets of the Company (together or separately) and distribute the proceeds of such sale to the Company’s creditors in a manner approved by the Court. The filing of a petition for a receiver is considered an event of default under the Company’s Secured Promissory Note and Security Agreement with Mark Burish (“Burish Note and Security Agreement”). The Company’s shareholders will not receive distributions in the receivership.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 26, 2024 the Court issued an order approving post-petition financing between Mark Burish as lender (“Lender”) and Seth E. Dizard in his capacity as Receiver for Sonic Foundry (the “Loan”). the Loan is in the form of a Financing Agreement with the Lender (the “Financing Agreement”), which provides for an initial advance of $50,000 upon entry of the order approving the Loan and for further advances in the sole discretion of the Lender and subject to documentation and at such interest rates as Lender shall in his sole discretion requires. The Lender will have a super-priority security interest in all assets of Sonic Foundry and the Loan matures automatically upon the occurrence of any of the following:

a.	On May 10, 2024 unless the Financing Agreement is extended in writing.
b.	Upon an event of default unless expressly waived by Lender.
c.	The Delivery by Lender to Receiver of a written notice of termination of Receiver’s authority to use cash collateral.
d.	Lender’s demand for repayment of any Receivership loans.

The Financing Agreement include customary covenants, representations and warranties of the type required of court-appointed receivers, including but not limited to an obligation to use the proceeds of the loans in accordance with a budget approved by the Lender.

The foregoing description of the Financing Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Financing Agreement filed as an exhibit hereto.

Item 7.01. Regulation FD Disclosure.

Additional Information on the Receivership Filing
Additional information about the Receivership filing, including access to Court records, is available online at Wisconsin Circuit Court, Dane County Wisconsin at wcca.wicourts.gov or in person at the Dane County Wisconsin Clerk of Courts’ Record Center located at 215 S. Hamilton St, Room 1000, Madison, WI 53703.

The documents and other information available via website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated therein.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding the Company’s Securities
The Company cautions that trading in the Company’s securities during the pendency of the receivership is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the receivership. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the receivership. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Financing Agreement between Mark Burish and Seth E. Dizard, in his capacity as Receiver for Sonic Foundry, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1	Financing Agreement between Mark Burish and Seth E. Dizard, in his capacity as Receiver for Sonic Foundry, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

March 28, 2024	By:	/s/ Joe Mozden, Jr.
Joe Mozden, Jr.
Chief Executive Officer